As filed with the Securities and Exchange Commission on March 26, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0677208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd., Suite 300, Houston, Texas	77084-4947
(Address of Principal Executive Offices)	(ZIP Code)

RigNet, Inc. 2019 Omnibus Incentive Plan

(Full title of the plan)

Brad Eastman

Senior Vice President and General Counsel

RigNet, Inc.

15115 Park Row Blvd., Suite 300

Houston, Texas 77084-4947

(281) 674-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐Accelerated filer☐

Non-accelerated filer☒Smaller reporting company☒

Emerging Growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	2,800,000 shares	$8.77	$24,556,000	$2.679.06

(1)This registration statement on Form S-8 covers (i) 2,800,000 shares of common stock, par value $0.001 per share (“Common Stock”) of RigNet, Inc. (the “Company” or the “Registrant”) issuable pursuant to the RigNet, Inc. 2019 Omnibus Incentive Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average ($8.77) of the high ($9.02) and low ($8.52) sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 25, 2021.

(3)The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provide that the fee shall be $0.0001091 multiplied by the maximum aggregate price at which the securities are proposed to be offered.

REGISTRATION OF ADDITIONAL SECURITIES

RigNet, Inc. (the “Company”) previously registered 1,558,122 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company for issuance pursuant to awards granted under the RigNet, Inc. 2019 Omnibus Incentive Plan (the “Plan”). The registration of these shares was filed on a Form S-8 Registration Statement with the Securities and Exchange Commission on October 25, 2019 (Registration No. 333-234336), in accordance with the Securities Act (the “Prior Registration Statement”).

On May 6, 2020, the Company’s stockholders voted to approve an amendment to the Plan to provide that, among other things, an additional 2,800,000 shares of Common Stock be available for issuance under the Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2016, and incorporated herein by reference).

4.2

Amendment to Amended and Restated Certificate of Incorporation, effective May 18, 2016 (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2016, and incorporated herein by reference).

4.3	Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 6, 2018, and incorporated herein by reference).

*5.1	Opinion of Brad Eastman, Senior Vice President and General Counsel.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Brad Eastman (included in the opinion filed as Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page to this registration statement).

99.1	RigNet, Inc. 2019 Omnibus Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2019, and incorporated herein by reference).

99.2	Amendment to 2019 Omnibus Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q with the SEC on August 7, 2020, and incorporated herein by reference).

99.3	Form of 2019 Restricted Stock Unit Agreement (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019, and incorporated herein by reference).

99.4	Form of 2019 Performance Share Unit Agreement (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019, and incorporated herein by reference).

99.5	Form of 2019 Stock Option Agreement (filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019, and incorporated herein by reference).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 26, 2021.

RigNet, Inc.

By:	/s/ Brad Eastman
Brad Eastman
Senior Vice President and
General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brad Eastman, Steven E. Pickett and Lee M. Ahlstrom, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Steven E. Pickett Steven E. Pickett	Chief Executive Officer and President (Principal Executive Officer)	March 26, 2021

/s/ Lee M. Ahlstrom Lee M. Ahlstrom	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 26, 2021

/s/ Benjamin A. Carter Benjamin A. Carter	Director of Accounting and Reporting (Principal Accounting Officer)	March 26, 2021

/s/ James H. Browning James H. Browning	Chairman of the Board	March 26, 2021

/s/ Mattia Caprioli Mattia Caprioli	Director	March 26, 2021

/s/ Ditlef de Vibe Ditlef de Vibe	Director	March 26, 2021

/s/ Kevin Mulloy	Director	March 26, 2021
Kevin Mulloy

/s/ Kevin J. O’Hara Kevin J. O’Hara	Director	March 26, 2021

/s/ Keith Olsen Keith Olsen	Director	March 26, 2021

/s/ Gail Smith Gail Smith	Director	March 26, 2021

/s/ Brent K. Whittington Brent K. Whittington	Director	March 26, 2021